Mr. Richard Keiser
CFO
BioForce Nanosciences Holdings Inc
2020 General Booth Boulevard
Virginia Beach, VA 23454

Re: Formal Resignation

Dear Mr. Keiser,

Please accept this as my formal notification to you and the Board of Directors of BioForce Nanosciences Holdings of my resignation from the company as and officer effective immediately.

Thank you very much,

Sasha Shapiro
President
17-Jun-2026